Exhibit 4.26

ICICI Bank

CREDIT ARRANGEMENT LETTER ("CAL")

CAL1415475613091
December 22, 2020

MakeMyTrip (India) Pvt Ltd ("**Borrower**")
19th Floor Tower A, B, C DLF Epitome,
Cyber City, Gurugram, Haryana 122002

Kind Attention: Mr. Mohit Kabra/ Mr. Vikas Saini

Dear Sir/s:

ICICI Bank Limited ("**ICICI Bank**") is, at your request, pleased to offer to you working capital facilities ("**Facilities**"), upto overall limits not exceeding the aggregate amounts specified in Annexure I hereto, subject to the terms and conditions set out in the Annexures hereto and in the documents to be executed in relation to the Facilities.

In case the aforesaid terms and conditions are acceptable to you, we request you to return the duplicate copy of this CAL duly signed in token of acceptance of the terms and conditions specified herein as also furnish to us required agreements/documents, accompanied by the requisite authorizations.

Unless ICICI Bank receives duplicate copy of this CAL, duly signed in token of acceptance, by April 23, 2021 and unless requisite documents in respect of the Facilities/security, as may be stipulated by ICICI Bank, are executed and provided in a form and manner acceptable to ICICI Bank by April 23, 2021, this CAL shall automatically lapse without any further communication from ICICI Bank, unless the validity of the offer is expressly extended / revived by ICICI Bank in writing.

Yours faithfully,
For ICICI Bank Limited

(Authorized signatory)

We accept this Credit Arrangement Letter.
For MakeMyTrip (India) Pvt. Ltd.
Authorised Signatory

For MakeMyTrip (India) Pvt Ltd

Authorized Signatory (with stamp)

Name:
Date:

ICICI Bank Limited
ICICI Bank Towers
Bandra-Kurla Complex,
Mumbai- 400 051, India

Tel.: (91-22) 2653 1414
Fax: (91-22) 2653 1122
Website www.icicibank.com
CIN.: L65190GJ1994PLC021012

Regd. Office : ICICI Bank Tower,
Near Chakli Circle,
Old Padra Road,
Vadodara 390 007, India.

1

ICICI Bank

ANNEXURE I

(₹ in million)

Facility	Amount	Interest/ Commission	Secured/ Unsecured
Fund Based			
Overdraft (OD)	550.0	I-MCLR 6M + 1.0% p.a.	Secured
WCDL	(300.0)	I-MCLR 6M + 1.0% p.a.	Secured
Total	**550.0**		

TERMS AND CONDITIONS

Facility	**Overdraft**
Proposed Limit ("Overall Limit")	₹ 550.0 million
Purpose	For advance to various Low cost Carrier Airlines and Hotels
Peak Limit	Uniform limit throughout the validity of facility
Sublimit	₹ 350.0 million in the form of WCDL The aggregate outstanding of all the sub-limits as proposed above, shall not exceed the overall Limit for the Facility.
Security	Fixed Deposit/ cash Margin upfront lien marked in favour of ICICI bank to an extent of 50% of the Facility/Overall Limit
Margins	
Inventory	NA
Book debts	NA
Validity of facility	November 22, 2021
Interest payment frequency	Monthly
Interest	The rate of interest stipulated by ICICI Bank shall be sum of I-MCLR-6M and "spread" per annum, subject to minimum of I-MCLR-6M, plus applicable statutory levy, if any, on the principal amount of the loan remains outstanding each day. As on date the I-MCLR-6M is 7.30% and spread is 1.0% p.a ICICI Bank shall reset the above interest rate, at the end of every 6 months from the account opening date/limit set-up date/renewal date

ICICI Bank Limited
ICICI Bank Towers
Bandra-Kurla Complex,
Mumbai- 400 051, India

Tel.: (91-22) 2653 1414
Fax: (91-22) 2653 1122
Website www.icicibank.com
CIN.: L65190GJ1994PLC021012

Regd. Office : ICICI Bank Tower,
Near Chakli Circle,
Old Padra Road,
Vadodara 390 007, India.

2

For MakeMyTrip (India) Pvt. Ltd.

Authorised Signatory

(Company Logo) as a sum of I-MCLR-6M + "spread", prevailing on the reset date plus applicable statutory levy, if any. In case there is any change in the regulatory requirements by the regulator applicable to the facility pertaining to provisioning norms and/or risk weightage, then the Bank may revise the spread to reflect the regulatory change, subject to extant RBI guidelines. Special Conditions Initial overdraft Limit shall be setup to extent of 95% of the cash margin/ FD lien with ICICI bank. Any additional or incremental limit beyond cash margin upto overall limit would be subject to review and suitable documentation. Facility Working Capital Demand Loan (WCDL) - INR Proposed limit ("limit") , 350.0 million (as a sub-limit of Overdraft) Existing limit Nil . Purpose For advance to various Low cost Carrier Airlines and Hotels Currency Rupee facility Peak limit Uniform limit throughout the validity of facility Interchangeability Nil Security Same as Overdraft Limit Margins Inventory NA Book debts NA Validity of facility November 22, 2021 Draw down/ Tranche Minimum of, 1 per draw down/ tranche; draw down under the facility will be subject to a written request/ notice of two business days in advance. Tenor/ Repayment schedule Maximum tenor of each tranche: 180 days (or) upto validity period o facility, whichever is earlier Minimum tenor of each tranche: 7 days Interest For WCDL (I-MCLR linked line) Pricing: The fixed rate of interest for each drawal of the Facility will be stipulated by ICICI Bank at the time of disbursement of each drawal, which shall be sum of I-MCLR# and "Spread" per annum, subject to minimum of I-MCLR#, plus applicable statutory levy, if any. As on date the I-MCLR-6M is 7.30% and Spread is 1.0% p.a In case there is any change in the regulatory requirements by the regulator applicable to the facility pertaining to provisioning norms lCICl Bank Limited lClCI Bank Towers Bandra-Kurla Complex, Mumbai- 400 051, India Tel.: (91-22) 2653 1414 Fax: (91-22) 2653 1122 Website www.icicibank.com ClN.: L65190GJ1994PLC021012 Regd. Office : ICICl Bank Tower, Near Chakli Circle, Old Padra Road, Vadodara 390 007, India. 3

(Company Logo) and/or risk weightage, then the Bank may revise the Spread to reflect the regulatory change, subject to extant RBI guidelines. The Borrower will have the option to prepay the individual drawal, without any prepayment penalty, during 60 days prior to the scheduled maturity date of the drawal or during residual tenure not greater than 1/3rd of the original tenure (in days), whichever is longer in duration, provided that at least 5 days prior irrevocable written notice to prepay the loan has been given by the Borrower to IC/Cl Bank. Unless specified otherwise in the documents in relation to the Facility, if the Borrower wishes to prepay any part of or whole of the Facility, it may do so with payment of Prepayment Premium of 0.25% on principal amount of the loan being prepaid subject to the Borrower, giving at least 15 days prior irrevocable written notice of the same to ICICI Bank Interest payment frequency Interest would be payable monthly, on the last date of each month. Interest calculation Interest will be calculated on 365 day basis in respect of rupee loans Front end fee Nil Commitment fee Nil Cooling period Nil Operational terms and conditions  Period of sanction The working capital facilities are payable on demand. However, the Facility is available for a period of 12 months subject to review at periodical intervals wherein the Facility may be continued/ cancelled / reduced depending upon the conduct and utilization of the Facility.  The Facilities are repayable on demand, Insurance NA Unit Visit NA Stock Audit NA Processing Fee NIL Periodicity of submission of information to the Bani< Stock Statement Not Applicable as service industry  Drawing Power (DP) Allocation Letter Not Applicable  Other financial information (OF/) OF/ of the parent company to be submitted on quarterly basis within 75 days of close of quarter.  ICICI Bank Limited ICICI Bank Towers Bandra-Kurla Complex, Mumbai- 400 051, India Tel.: (91-22) 2653 1414 Fax: (91-22) 2653 1122 Website www.icicibank.com CIN.: L65190GJ1994PLC021012 4 Regd. Office : ICICI Bank Tower, Near Chakli Circle, Old Padra Road, Vadodara 390 007, India.

ICICI Bank

	Data required for renewal of credit limits	60 days before the expiry of the credit limits
	Audited / unaudited financial statements	Provisionals: within three months from the close of the accounting year Audited: Within Seven months from the close of the Accounting Year or extended tenure as may be allowed by regulatory authority
Creation of charges	The Borrower shall create security and obtain the contractual comforts stipulated by the Bank (as defined in Security clause in termsheet of Overdraft facility) in a form and manner satisfactory to the Bank. The security shall be created and perfected and the contractual comforts shall be executed within the timelines specified above.	
Multiple Banking Arrangements	1. Pre-disbursement condition: a) Declaration to be submitted by the Borrower regarding information with regard to credit facilities availed from other bankers as per Annexure I of the RBI Circular 'Lending under consortium arrangement / Multiple Banking arrangements 2. Special Conditions: a) Half-yearly certification by professional (Company Secretary/Chartered Accountant/Cost Accountant) with regard to compliance of various statutory prescriptions, as per Annexure III of the RBI Circular, to be submitted by the Borrower within 90 days from the end of the half year.	
Special Conditions	• Information will be obtained on quarterly basis regarding the unhedged foreign currency exposure of the Borrower. • If the Borrower has unhedged foreign currency exposure, then the Bank will reserve a right to increase the Commission. The Borrower further agrees to the following terms: • The Borrower shall not open a current account with any bank and all transactions by the Borrower shall be routed through the Borrower's cash credit / overdraft account(s) in line with the guidelines stipulated by the RBI, as specified in the RBI Circular on Opening of Current Accounts by Banks - Need for Discipline, dated August 6, 2020, as amended from time to time.	

ICICI Bank Limited
ICICI Bank Towers
Bandra-Kurla Complex,
Mumbai- 400 051, India

Tel.: (91-22) 2653 1414
Fax: (91-22) 2653 1122
Website www.icicibank.com
CIN.: L65190GJ1994PLC021012

Regd. Office : ICICI Bank Tower,
Near Chakli Circle,
Old Padra Road,
Vadodara 390 007, India.

5

For MakeMyTrip (India) Pvt. Ltd.

Authorised Signatory (...)

ICICI Bank

	• Where ICICI Bank's exposure to the Borrower is less than 10% of the Borrower's entire banking system exposure, debits from the Cash Credit / Overdraft account maintained with ICICI Bank can only be made to remit funds to the cash credit / overdraft account(s) maintained with bank(s) specified, in such proportion as specified by the Borrower provided that the exposure of each bank so specified by the Borrower, is at least 10% or more of the Borrower's entire banking system exposure. • The funds to be remitted in accordance with the aforementioned point, shall be remitted from the Cash Credit / Overdraft account maintained with ICICI Bank on a monthly basis.
Information Utility	• The Borrower hereby gives specific consent to ICICI Bank for submitting/disclosing the 'financial information' as defined in Section 3(13) of the Insolvency and Bankruptcy Code, 2016 (including all amendments and replacements made thereto and all rules and regulations framed thereunder), in respect of the Facility availed by the Borrower, from time to time, to Information Utilities as defined in Section 3(21) of the Insolvency and Bankruptcy Code, 2016 (including all amendments and replacements made thereto and all rules and regulations framed thereunder), and directions issued by Reserve Bank of India to the banks from time to time and hereby specially agree to promptly authenticate and verify the 'financial information' submitted by ICICI Bank, as and when requested by Information Utilities. The Borrower hereby gives consent to ICICI Bank, to recover/set off any fees required to be paid by ICICI Bank to the Information Utilities for availing their services in relation to the Facility from the disbursements made to the Borrower by ICICI Bank from time to time.

Additional Interest Rates

S No.	Nature of default (as applicable)	Reckoning of additional interest	Additional interest rate (p.a.) payable monthly
1	Non-compliance of sanction terms pertaining to Stock Audit, Book Debt	Specific sanction terms not complied with within sanctioned timeline/ complied with delay	For facility amount: **1) ≤ ₹50.0 mn:**

ICICI Bank Limited
ICICI Bank Towers
Bandra-Kurla Complex,
Mumbai- 400 051, India

Tel.: (91-22) 2653 1414
Fax: (91-22) 2653 1122
Website www.icicibank.com
CIN.: L65190GJ1994PLC021012

Regd. Office : ICICI Bank Tower,
Near Chakli Circle,
Old Padra Road,
Vadodara 390 007, India.

6

For Makemytrip (India) Pvt. Ltd.

Authorised Signatory

(Company Logo) S No. Nature of default (as applicable) Reckoning of additional interest Additional interest rate (p.a.) payable monthly  Statement and Stock Statement Additional interest to be ceased once the subsequent month/ quarter statement is received In case of Stock Audit, additional interest to be charged if Stock Audit remains overdue beyond 90 day from due date No  additional interest will be charged for intra month delay ;?'5,000/- per type of compliance pending at month end 2) > 50.0 mn upto ₹ :100.0 mn: 10,000/- per type of compliance pending at month end 3) > ₹100.0 mn: ₹25,000/- per type of compliance pending at month end 2 Irregular due to drawings beyond DP/Limit Excess drawings - over drawing power but within sanctioned limit Excess drawings over sanctioned limit Non- renewal of limits Additional interest would be charged from the next day of excess drawings/date of expiry till such time the outstanding is brought within drawing power/ sanctioned limit as applicable/ limits are renewed 2% over the Documented Rate 3 Payment default (in case of foreign currency loans, the foreign currency amount will be converted into equivalent rupee and additional interest as Additional interest would be charged from next day of due date till such time the default amount is paid. 2% over the Documented Rate ICICI Bank Limited ICICI Bank Towers Bandra-Kurla Complex, Mumbai- 400 051, India Tel.: (91-22) 2653 1414 Fax: (91-22) 26531122 Website www.icicibank.com CIN.: L65190GJ1994PLC021012 Regd. Office : ICICI Bank Tower, Near Chakli Circle, Old Padra Road, Vadodara 390 007, India. 7

(Company Logo) s No. Nature of default (as applicable) Reckoning of additional interest Additional interest rate (p.a.) payable monthly  mentioned herein will be charged)   4 Non-compliance of sanction terms pertaining to security creation Security not created and perfected within the sanctioned timeline For the first 15 days of delay: Nil   Delay> 15 days: 1% p.a. 5 Breach of financial covenants Applicable in cases where there has been breach in financial covenants For the first 15 days of the breach: Nil Breach continuing beyond 15 days: 1% p.a. 6 Others Other kinds of defaults namely, non-submission / delayed submission of OFls or equivalent reports, non- submission or delayed submission of financial statements and/or insurance cover not  obtained Inot renewed Nil ICICI Bank  Limited ICICI Bank Towers Bandra-Kurla Complex, Mumbai- 400 051, India Tel.: (91-22) 26531414 Fax: (91-22) 2653 1122 Website  www.icicibank.com CIN.: L65190GJ1994PLC021012 8 Regd. Office : ICICI Bank Tower, Near Chakli Circle, Old Padra Road, Vadodara 390 007, India.